EXHIBIT 21.1

SUBSIDIARIES

	Subsidiary	State of Incorporation
1	Citrix Capital Corp.	Nevada
2	Citrix Cayman Investments, Ltd.	Cayman Islands
3	Citrix Development Corp.	Delaware
4	Citrix Gateways, Inc.	Delaware
5	Citrix Offshore Investments, Ltd. *	Cayman Islands
6	Citrix Online LLC	Delaware
7	Citrix Sistemas de Argentina, S.R.L.	Argentina
8	Citrix Sistemas de Chile Limitada	Chile
9	Citrix Sistemas de Mexico S. de RL de CV	Mexico
10	Citrix Sistemas do Brasil Ltda.	Brazil
11	Citrix Systems (Research & Development) Ltd.	United Kingdom
12	Citrix Systems Asia Pacific Pty Ltd.*	Australia
13	Citrix Systems Australasia R&D Pty, Ltd.	Australia
14	Citrix Systems Belgium S.A.R.L.*	Belgium
15	Citrix Systems Canada, Inc.	Ontario
16	Citrix Capital & SARL Finance	Luxembourg
17	Citrix Systems Denmark ApS*	Denmark
18	Citrix Systems Finland Oy*	Finland
19	Citrix Systems France SARL*	France
20	Citrix Systems GmbH*	Austria
21	Citrix Systems GmbH*	Germany
22	Citrix Systems Holding LLC	Delaware
23	Citrix Systems Hong Kong Limited*	Hong Kong
24	Citrix Systems India Private Limited*	India
25	Citrix Systems International GmbH	Switzerland
26	Citrix Systems Ireland Ltd*	Ireland
27	Citrix Systems Italia S.r.L.*	Italy
28	Citrix Systems Japan Kabushiki Kaisha*	Japan
29	Citrix Systems Netherlands, B.V.*	Netherlands
30	Citrix Systems Norway AS.*	Norway
31	Citrix Systems Overseas Holding GmbH	Switzerland
32	Citrix Systems Poland Sp. Zo.o*	Poland
33	Citrix Systems RoW	Switzerland
34	Citrix Systems Singapore Pte Ltd.*	Singapore
35	Citrix Systems South Africa (Pty) Ltd.*	South Africa
36	Citrix Systems Spain, SL*	Spain
37	Citrix Systems Sweden AB*	Sweden
38	Citrix Systems Switzerland GmbH	Switzerland
39	Citrix Systems UK Limited*	United Kingdom
40	Citrix Overseas Holdings B.V.	Netherlands
41	Viewsoft, Inc.	Delaware
42	Peninsula Investment Corp.	Delaware
43	Citrix Application Networking LLC	Delaware
44	Teros, Inc.	Delaware
45	Netscaler UK Ltd**	United Kingdom
46	Netscaler Japan Kabushiki Kaisha**	Japan
47	Citrix R&D India Pvt. Ltd.**	India
48	ANSA, Ltd.	United Kingdom
49	Earthatoll Ltd. PLC	United Kingdom
50	Digivity, Limited	United Kingdom
51	Citrix Systems R&D OOO	Russia
52	Orbital Data Corporation	Delaware
53	Reflectent Software, Inc.	Delaware
54	Redwood Software Europe Limited	Ireland
55	Fireworks Acquisition Corporation	Delaware
56	Citrix Holanda B.V.	Netherlands
57	Citrix Systems Korea Limited	Korea

*	Wholly-owned subsidiaries of Citrix Systems International GmbH

**	Wholly-owned subsidiaries of Citrix Application Networking LLC